Exhibit 99.1

TELA Bio Announces U.S. Commercial Launch of SiteGuardTM No Rinse Antimicrobial Solution

Company expands product portfolio with focus on addressing surgical site infections in plastic reconstructive surgery

MALVERN, PA March 3, 2022 – TELA Bio, Inc. (NASDAQ: TELA), a commercial-stage medical technology company focused on providing innovative soft-tissue reconstruction solutions that optimize clinical outcomes by prioritizing the preservation and restoration of the patient’s own anatomy, today announced the commercial launch of its SiteGuard No Rinse Antimicrobial Solution for use in plastic reconstructive surgery.

SiteGuard utilizes Next Science’s proprietary XBIO® Technology that supports surgical site and post-operative infection control by addressing the biofilms that make bacteria more resistant to traditional antimicrobial agents, disinfectants, and host immune defenses. XBIO Technology deconstructs biofilm, destroys the bacteria enveloped in the solution and defends against bacterial recolonization. There is no known bacterial resistance to XBIO Technology and the no-rinse delivery allows the solution to provide over five hours of ongoing protection against bacterial biofilms with exceptional rates of pathogen removal.

“SiteGuard is a complementary technology that we believe enhances our mission to deliver a portfolio of next-generation soft-tissue solutions that are both clinically effective and economically impactful,” said Antony Koblish, President and CEO of TELA Bio. “Early test market experience with SiteGuard has been encouraging and we look forward to broadening awareness and usage of the technology nationwide.”

In November 2021, TELA Bio entered into an exclusive distribution agreement to market Next Science’s proprietary antimicrobial surgical wash in the US plastic reconstructive surgery market. SiteGuard is the first adjunctive soft-tissue technology that we believe will complement TELA Bio’s soft-tissue preservation and restoration mission which prioritizes leveraging the patient’s natural healing response while minimizing the long-term exposure to permanent synthetic materials.

About TELA Bio, Inc.

TELA Bio, Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient’s own anatomy. The Company is committed to providing surgeons with advanced, economically effective soft-tissue reconstruction solutions that leverage the patient’s natural healing response while minimizing long-term exposure to permanent synthetic materials. For more information, visit www.telabio.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA's management, including with respect to the commercial launch of SiteGuard. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking. These risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact

Greg Chodaczek

347-620-7010

ir@telabio.com

Media Contact

Alyson Kuritz

908-892-7149

alyson@0to5.com